EXHIBIT 31.2

CERTIFICATION

I, Vilayphone Thawnghmung, certify that:

1.I have reviewed this Form 10-Q of YO-Health, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 12, 2024	/s/ Vilayphone Thawnghmung
Vilayphone Thawnghmung
Secretary/Treasurer
(Principal Financial Officer)